Exhibit 16.1

Kost Forer Gabbay & Kasierer 144 Menachem Begin Road, Building A, Tel-Aviv 6492102, Israel	Tel: +972-3-6232525 Fax: +972-3-5622555 ey.com

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read item 4.01 of Form 8-K dated March 13, 2025, of DarioHealth Corp. and are in agreement with the statements contained in the third and fourth paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ KOST FORER GABBAY & KASIERER
Tel Aviv, Israel	KOST FORER GABBAY & KASIERER
March 13, 2025	A member of Ernst & Young Global